Exhibit 1

                      TRANSACTIONS IN SHARES OF THE COMPANY


         The Reporting Persons engaged in the following transactions in Shares of the Company since the most recent filing of the Statement. All transactions involved purchases of Shares on the New York Stock Exchange, unless marked (T) next to Number of Shares to indicate a purchase in the Third Market.

REPORTING PERSON
WITH DIRECT
BENEFICIAL                                                                         PRICE PER SHARE
OWNERSHIP               DATE OF TRANSACTION         NUMBER OF SHARES            (EXCLUDING COMMISSION)
---------               -------------------         ----------------            ----------------------
Greenway                      9/30/96                     152,300                      15.2327
Greenbelt                     8/22/96                     36,800 (T)                   15.6494
Greenbelt                     9/30/96                     50,000                       15.2327
Greensea                      9/30/96                     50,000                       15.2327

